Exhibit 10.1

FIRST EXECUTION
AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY
By:	/s/ Kate Etinger	12/31/2022
	Executive Vice President Chief People Officer	Date

EXECUTIVE		12/31/2022
	/s/ Phyllis Zanghi	Date
Phyllis Zanghi

SECOND EXECUTION
AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY
By:	/s/ Kate Etinger	3/10/2023
	Executive Vice President Chief People Officer	Date

EXECUTIVE		3/9/2023
	/s/ Phyllis Zanghi	Date
Phyllis Zanghi

Executive must sign the First Execution no later than December 31, 2022. Executive must sign the Second Execution no sooner than the Termination Date and no later than the tenth day following the Termination Date. If Executive does not meet these execution deadlines, Executive will irrevocably lose the opportunity to receive the consideration detailed herein. Executive acknowledges and agrees that she received this Agreement on December 24, 2022.

EXHIBIT B
FORM OF WAIVER AND RELEASE UNDER
SEPARATION AGREEMENT
In consideration for her receipt of severance payments and benefits under the Separation Agreement dated January 1, 2023 (the “Separation Agreement”), Phyllis Zanghi, including any heirs, executors, and administrators (collectively, the “Executive”) hereby agrees as follows:
1.Executive hereby irrevocably and unconditionally releases, remises, and forever discharges American Equity Investment Life Holding Company, American Equity Investment Life Insurance Company (collectively, the “Company”) and each of the Company’s owners, members, insurers, stockholders, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates, and its and their predecessors, successors, heirs, executors, administrators and assigns, and all persons acting on behalf of, by, through, under or in concert with any of them from any and all actions, causes of action, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses (including attorneys’ fees and costs not otherwise provided for in Section 2 of this Separation Agreement), of any nature whatsoever, in law or equity, which she ever had, now has, or she or her heirs, executors and administrators hereafter may have, from the beginning of time to the date of each of Executive’s executions of the Separation Agreement, arising from, or otherwise related to, her employment relationship with the Company or the termination thereof, including, but not limited to, any claims arising from any alleged violation by the Company of any federal, state or local statutes, ordinances or common laws, including but not limited to, the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., as amended by the Older Workers Benefit Protection Act; the Equal Pay Act, 29 U.S.C. § 206(d) et seq.; the Fair Labor Standards Act of 1938, 29 U.S.C. § 201 et seq.; the Family and Medical Leave Act, 29 U.S.C. § 681 et seq.; the Iowa Civil Rights Act of 1965, Iowa Code Chapter 216; and Iowa’s Wage Payment and Collection Act, Iowa Code Chapter 91A or any other federal, state or local laws, ordinances, regulations or Executive Orders prohibiting employment discrimination. Executive also represents that Executive has not pledged, given or sold any portion of any claim discussed in this Waiver and Release Agreement (the “Waiver and Release”) or the Separation Agreement to anyone else. For purposes of this Waiver and Release, the term “affiliate” means the definition set forth in SEC Rule 12b-2.
2.The Executive agrees, promises and covenants that neither she, nor any person, organization or any other entity acting on her behalf will file, charge, claim, sue or cause or permit to be filed, charged or claimed, any action for damages or other relief (including injunctive, declaratory, monetary relief or other) against Company, its parents, affiliates and successors and its and their officers, directors, employees, insurers, agents and representatives, involving any matter which occurred in the past up to the date of each execution of the Separation Agreement, including any continuing effects thereof, or otherwise involving any claims, demands, causes of action, obligations, damages or liabilities which are the subject of the Separation Agreement or this Waiver and Release. Nothing in the Separation Agreement or this

Waiver and Release shall be construed to prohibit Executive from filing a charge with or participating in an investigation or proceeding conducted by the EEOC, the Iowa Civil Rights Commission or a comparable state or local agency. Notwithstanding the foregoing, Executive hereby waives, releases and forever relinquishes her right to recover monetary damages in any administrative charge she may file.
3.a. Executive acknowledges and agrees that it is necessary for Company to prevent the unauthorized use and disclosure of Proprietary and Confidential Information, as defined herein. Accordingly, and in further consideration for the payment set forth in Section 2 of the Separation Agreement, Executive agrees that she will not, directly or indirectly, (i) engage in any action that may in any way lead to the disclosure of any Proprietary and Confidential Information regarding Company to any third party (other than a court of competent jurisdiction or a federal or state regulatory agency or body as required pursuant to Section 9 of the Separation Agreement), nor (ii) use any such Proprietary and Confidential Information for her own benefit. Subject to any disclosure required pursuant to Section 9 of the Separation Agreement, Executive specifically agrees and understands that she shall not disclose or communicate to any other person or entity any Proprietary and Confidential Information acquired by her during the course of her employment with the Company.
b.For purposes of this Waiver and Release and the Separation Agreement, “Proprietary and Confidential Information” shall mean all information in any form that is proprietary and confidential to Company or its affiliates and shall include, but not be limited to, the following types of information: (i) corporate information, including contractual arrangements, plans, strategies, tactics, policies and resolutions; (ii) any litigation or negotiations; (iii) financial information, including cost and performance data, debt arrangement, equity structure, investors and holdings that is not otherwise set forth in any public regulatory filing; (iv) operational information, including trade secrets, control and inspection practices, suppliers and vendors; and (v) personnel information, including personnel lists, resumes, personal data, medical information, compensation, organizational structure and performance evaluations. Proprietary and Confidential Information does not include information that is or becomes generally part of the public domain without breach of this Waiver and Release or the Separation Agreement by Executive.
c.Executive further agrees that any and all Proprietary and Confidential Information is and shall remain the sole and exclusive property of Company, as applicable, and that all physical reproductions of any nature pertaining to any Proprietary and Confidential Information shall be returned to Company promptly following the Termination Date. Executive hereby confirms that all physical Proprietary and Confidential Information she retains is in a bag located in the Iowa Apartment (as defined in the Separation Agreement), and shall remain in the bag in the Iowa Apartment until such time that Executive or her designee travels to the Iowa Apartment, at which time the Proprietary and Confidential Information in the bag shall be returned promptly to the Company, following which time, Executive (or her designee) shall no longer be in possession of any physical Proprietary and Confidential Information.
4.Executive expressly acknowledges this Waiver and Release and the Separation Agreement are intended to include in their effect, without limitation, any and all claims concerning her employment with the Company of which Executive knows or does not know, should have known, had reason to know or suspect existed in Executive's favor at the time of the applicable execution thereof. Executive recognizes this Waiver and Release and the Separation Agreement extinguish any such claim or claims and that she has no legal recourse, now or in the future, against the Company for any of the claims set forth in either document.
5.Executive represents and certifies that she has carefully read, and fully understands, all of the provisions and effects of this Waiver and Release and the Separation Agreement. Executive further represents and certifies that she entered into this Waiver and Release and the Separation Agreement voluntarily and that neither the Company nor its agents, representatives or attorneys, made any representations concerning the terms or effects of this Waiver and Release or the Separation Agreement other than those contained in either document.
6.Should any tax liability, interest or penalties occur under federal or state law or regulations as a result of the payments made pursuant to the Separation Agreement, Executive agrees to be solely responsible for, and to timely pay, Executive’s portion of any and all such obligations.
7.This Waiver and Release and the Separation Agreement are made and entered into in the State of Iowa, and shall in all respects be interpreted, enforced and governed under the laws of Iowa without regard to any state’s conflicts of laws principles. The language of all parts of this Waiver and Release and the Separation Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.
8.Should a court declare or determine any provision of this Waiver and Release or the Separation Agreement to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby. It is the parties’ intent that the part, term or provision declared or determined to be illegal or invalid shall be deemed not to be a part of the applicable document.
9.Pursuant to the terms of the Older Workers’ Benefit Protection Act and the Age Discrimination in Employment Act, the Company hereby advises Executive to consult with an attorney prior to signing the Second Execution of the Separation Agreement. Executive acknowledges that she has had the opportunity to consult with an attorney of her choosing prior to signing the Second Execution of the Separation Agreement; and that she was given at least twenty-one (21) days to review and consider the Second Execution of the Separation Agreement. The Separation Agreement waives no rights or claims that may arise after the applicable execution. Executive understands and agrees that (a) no changes to the Separation Agreement or this Waiver and Release (material or otherwise) shall restart the 21-day clock; (b) Executive has no physical or mental impairment of any kind that has interfered with her ability to read and understand the meaning of this Waiver and Release or the Separation Agreement or their terms, and that she is not acting under the influence of any medication or mind-altering chemical of any type in entering into the Separation Agreement or Waiver and Release; (c) by entering into this Waiver and Release and the Separation Agreement, Executive does not waive rights or claims that may arise after the date of either execution of the Separation Agreement, including without limitation any rights or claims that Executive may have to secure enforcement of the terms and conditions of this Waiver and Release or the Separation Agreement; (d) the consideration provided to Executive under the Separation Agreement is in addition to anything of value to which Executive is already entitled; and (e) nothing in this Waiver and Release or the Separation Agreement shall prevent Executive (or her attorneys) from (i) commencing an action or proceeding to enforce this Waiver and Release or the Separation Agreement or (ii) exercising her right under the OWBPA to challenge the validity of her waiver of ADEA claims set forth in this Waiver and Release.
PLEASE READ CAREFULLY. BY SIGNING EACH EXECUTION OF THE SEPARATION AGREMENT, YOU ARE RELEASING ALL KNOWN CLAIMS (EXCEPT FOR FEDERAL AGE DISCRIMINATION CLAIMS IN RESPECT OF THE FIRST EXECUTION). YOU ACKNOWLEDGE AND AGREE THAT YOU WILL HAVE HAD A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER YOUR SECOND EXECUTION OF THE SEPARATION AGREEMENT. IF YOU SIGN THE SECOND EXECUTION OF THE SEPARATION AGREEMENT YOU WILL HAVE UP TO SEVEN (7) DAYS FOLLOWING THE DATE YOU SIGN IT TO REVOKE YOUR SIGNATURE. THE SECOND EXECUTION OF THE SEPARATION AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN (7) DAY PERIOD HAS EXPIRED. YOU SHALL NOT HAVE THE OPPORTUNITY TO REVOKE YOUR FIRST EXECUTION OF THE SEPARATION AGREEMENT.
10.Should Executive decide to revoke her Second Execution of the Separation Agreement after she has signed it, Executive can do so only by delivering a written notification of her revocation, no later than the seventh day after Executive signs the Second Execution of the Separation Agreement, to: American Equity Investment Life Insurance Company, Attention: [REDACTED]. If Executive revokes the Second Execution of the Separation Agreement, that execution shall not be effective or enforceable, and Executive will not receive the severance benefits described in Section 2.b. of the Separation Agreement, other than fifty dollars ($50). For avoidance of doubt, a revocation of the Second Execution shall have no effect on Executive’s First Execution of the Separation Agreement, which shall remain in full force and effect.
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